UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

BAR HARBOR BANKSHARES

(Exact Name of Registrant as Specified in its Charter)

Maine	001-13349	01-0393663
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PO Box 400		04609-0400
82 Main Street		(Zip Code)
Bar Harbor, Maine
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.00 per share	BHB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Bar Harbor Bankshares (the “Company”) held its 2025 Annual Meeting of Shareholders on May 15, 2025 (the “Annual Meeting”). As described in Item 5.07 of this report, at the Annual Meeting, the shareholders of the Company approved a proposal to amend the Company’s Articles of Incorporation, as amended, to increase the authorized shares of common stock of the Company from 20,000,000 to 30,000,000 shares (the “Amendment”).  The Amendment became effective upon the filing of Articles of Amendment with the Secretary of State of the State of Maine on May 19, 2025.  The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders

As described in Item 5.03 of this report, the Company held the Annual Meeting on May 15, 2025. The board of directors of the Company (the “Board”) solicited proxies pursuant to a definitive proxy statement (the “Proxy Statement”), that the Company filed on March 31, 2025 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to the Board’s solicitation.

At the Annual Meeting, holders of Company common stock, par value $2.00 per share (“common stock”), were asked to consider and vote upon the four proposals set forth below, which are described in more detail in the Proxy Statement. Each share of common stock was entitled to one vote with respect to each proposal. Holders of a total of 12,728,176 shares of common stock were present in person or by proxy at the Annual Meeting, representing 83.1% of the voting power entitled to vote at the Annual Meeting. The voting results reported below are final.

The proposals considered and voted on by the shareholders at the Annual Meeting, and the votes of the shareholders on those proposals, were as follows:

Proposal 1.	Shareholders voted as follows with respect to the election of each of the following director nominees:

Nominee	For	Withhold	Broker Non-Votes
Daina H. Belair	10,541,446	215,350	1,971,380
Matthew L. Caras	10,469,908	286,888	1,971,380
David M. Colter	10,652,707	104,089	1,971,380
Lauri E. Fernald	10,242,787	514,009	1,971,380
Heather D. Jones	10,635,117	121,679	1,971,380
Debra B. Miller	10,637,518	119,278	1,971,380
Brian D. Shaw	10,557,059	199,737	1,971,380
Curtis C. Simard	10,561,439	195,357	1,971,380
Kenneth E. Smith	10,459,139	297,657	1,971,380
Scott G. Toothaker	10,527,881	228,915	1,971,380

As a result of these votes, each of the 10 nominees was elected to serve as a director until the Company’s 2026 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal from office.

Proposal 2.    Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2024, as disclosed in the Proxy Statement, by the following vote:

	For	Against	Abstain	Broker Non-Votes
Approval of the Compensation of our Named Executive Officers	10,076,542	462,700	217,554	1,971,380

Proposal 3.    Shareholders ratified the appointment of Crowe LLP as independent auditor for the fiscal year ending December 31, 2025, by the following vote:

	For	Against	Abstain
Ratification of Appointment of Crowe LLP	12,560,013	81,239	86,924

There were no broker non-votes with respect to Proposal 3.

Proposal 4.    Shareholders approved an amendment to the Company’s articles of incorporation to increase the total number of authorized shares of Company common stock from 20,000,000 to 30,000,000 by the following vote:

	For	Against	Abstain
Approval of Articles of Amendment to Increase the Number of Shares of Common Stock	12,277,029	308,488	142,659

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment, dated May 19, 2025, to the Articles of Incorporation, as amended, of Bar Harbor Bankshares
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bar Harbor Bankshares

May 20, 2025	By:	/s/ Josephine Iannelli
Josephine Iannelli
Executive Vice President and Chief Financial Officer